Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 26, 2009

STRATEGIC HOTELS & RESORTS REPORTS FOURTH QUARTER AND

FULL YEAR 2008 RESULTS

Announces Amendment of Bank Credit Facility and

Suspension of Preferred Dividend

CHICAGO—February 26, 2009—Strategic Hotels & Resorts (NYSE: BEE) today reported results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter Recap

•	Comparable funds from operations (Comparable FFO) totaled $0.17 per diluted share compared with $0.43 per diluted share from the prior year.

•	Quarterly Comparable EBITDA was $48.7 million compared with $68.6 million in the prior year.

•

North American total revenue per available room (Total RevPAR) decreased 13.0 percent and revenue per available room (RevPAR) decreased 13.3 percent driven by a 7.7 percentage point decrease in occupancy and a 3.2 percent decrease in average daily rate (ADR). Non-rooms revenue declined by 12.3 percent.

•	European Same Store Total RevPAR decreased 19.4 percent (10.7 percent in constant dollars) and RevPAR decreased 22.3 percent (8.9 percent in constant dollars).

•	North American gross operating profit (GOP) and EBITDA margins contracted 440 basis points. North American EBITDA per room declined 27.2 percent.

•	Residential activity contributed $1.1 million in EBITDA, or $0.02 FFO per diluted share, during the quarter compared with $2.3 million in EBITDA, or $0.02 FFO per diluted share, in the prior period.

Full Year 2008 Recap

•	Comparable FFO was $1.27 per diluted share compared with $1.64 per diluted share from the prior year.

•	Comparable EBITDA was $234.2 million compared with $273.7 million in the prior year.

•	North American Total RevPAR and RevPAR decreased 3.5 percent driven by a 4.2 percentage point decrease in occupancy and a 2.1 percent increase in ADR. Non-rooms revenue declined by 3.1 percent.

•	European Same Store Total RevPAR decreased 1.2 percent (6.4 percent in constant dollars) and RevPAR decreased 0.7 percent (5.0 percent in constant dollars).

•	North American GOP and EBITDA margins contracted 160 basis points. North American EBITDA per room declined 9.0 percent.

•	Residential activity contributed $1.9 million in EBITDA, or $0.02 FFO per diluted share, during 2008 compared with $14.4 million, or $0.10 FFO per diluted share, in the prior year.

Chief Executive Officer Laurence Geller remarked, “As we feel the full force of the current recession on our operating results, our management team continues to be focused on executing strategies to contain operating costs both at the hotels and the corporate office, cutting or eliminating discretionary capital programs and seeking revenue strategies to outperform the luxury set that has been most affected. Through the end of the year, we reduced the work force at our hotels by 15% in salaried and hourly positions, 27% at our corporate office, have virtually eliminated all capital programs over necessary FF&E spending and our top line is consistently outperforming the Smith Travel Research luxury results. In addition, we were able to amend our corporate line of credit to provide substantial contingency for the uncertainties that continue to lie ahead.”

Financial Results

The company reported fourth quarter 2008 financial results as follows:

•

Net loss available to common shareholders was $284.1 million, or $3.78 per diluted share, for the fourth quarter of 2008, compared with net income available to common shareholders of $5.4 million, or $0.07 per diluted share, for the fourth quarter of 2007.

•

Adjusted EBITDA was a loss of $221.0 million compared with income of $69.4 million for the fourth quarter of 2007. Comparable EBITDA was $48.7 million compared with $68.6 million in the fourth quarter of 2007. Residential sales contributed $1.1 million to fourth quarter results compared with $2.3 million in the prior period.

•

FFO was a loss of $252.6 million, or $3.32 per diluted share, compared with income of $32.0 million or $0.42 per diluted share in the fourth quarter of 2007. Comparable FFO was $12.9 million, or $0.17 per diluted share, compared with $32.9 million, or $0.43 per diluted share, in the fourth quarter of 2007. Residential sales contributed $1.2 million, or $0.02 per diluted share, to fourth quarter results compared with $1.4 million, or $0.02 per diluted share, in the prior period.

The company reported full year 2008 financial results as follows:

•

Net loss available to common shareholders was $344.3 million, or $4.58 per diluted share, compared with net income available to common shareholders of $39.1 million, or $0.52 per diluted share, in the prior year period.

•

Adjusted EBITDA was a loss of $88.7 million compared with income of $295.5 million in 2007. Comparable EBITDA was $234.2 million compared with $273.7 million in the prior period. Residential sales for the year contributed $1.9 million compared with $14.4 million in the prior year.

•

FFO was a loss of $262.8 million, or $3.45 per diluted share, compared with income of $59.6 million, or $0.78 per diluted share, in the prior year period. Comparable FFO for the year was $97.0 million, or $1.27 per diluted share, compared with $124.8 million, or $1.64 per diluted share, in the prior period. Residential sales for the year contributed $1.7 million, or $0.02 per diluted share, compared with $7.6 million, or $0.10 per diluted share, in 2007.

Impairment Losses and Other Charges

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the company performed testing for impairment of goodwill and indefinite-lived intangible assets. As a result of an assessment of the conditions that have contributed to the company’s reduced market capitalization relative to the book value of equity, including generally weak economic conditions, macroeconomic factors impacting industry business conditions, recent and forecasted operating performance, and continued tightening of the credit markets, along with other factors, management determined that an impairment charge for the fourth quarter was required.

The fourth quarter 2008 results include impairment of goodwill and other charges totaling $265.1 million. For the full year 2008, results include impairment losses and other charges totaling $361.8 million, including impairment of goodwill and other intangible assets of $318.1 million, a $35.7 million charge related to the company’s decision not to proceed with its contracted purchase of hotel development space at the Aqua building in Chicago and a write-off of $8.0 million in other project costs.

These one-time charges have been excluded from Comparable EBITDA, FFO and FFO per share metrics.

Bank Credit Facility Amendment

Yesterday, the company completed an amendment to its bank credit facility which amended certain terms and covenants in order to provide protection against the deteriorating operating environment. The amended terms include a reduction in total facility size to $400.0 million, an increase in pricing to LIBOR plus 375 basis points and security interests in five previously unsecured hotel properties. In return, the company negotiated a reduction of the minimum corporate fixed charge coverage ratio to 0.9 times and an increase in maximum corporate leverage to 80%. The maturity date of the facility remains unchanged with an initial maturity in March 2011 and a one year extension option available upon achieving certain specified performance criteria.

Chief Executive Officer Laurence Geller commented “Given that we cannot be certain as to the depth and length of the current economic environment, we had to consider the necessity of substantially increasing the liquidity contingency available to the company. As such, our amended credit facility was strengthened to give us that added contingency.”

Quarterly Distribution

The Board of Directors previously declared on December 11, 2008 a quarterly dividend to shareholders of record on December 19, 2008 of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on December 31, 2008.

The Board of Directors elected to suspend the quarterly dividend to holders of Series A, B and C Cumulative Redeemable Preferred Stock to preserve liquidity due to the declining economic environment for hotel operations and no projected taxable distribution requirement. Elimination of preferred dividends equates to approximately $7.7 million in cash flow savings per quarter.

The company had previously announced the Board of Directors elected to suspend dividends on common stock beginning in the fourth quarter of 2008, which is estimated to save approximately $90 million through the end of 2009.

2009 Guidance

The company is not providing guidance for 2009 at this time as the current market environment provides insufficient visibility into future operating performance. Certain items should however be considered in 2009 including:

•

Interest expense of approximately $100.0 million including amortization of deferred financing costs and the inclusion of approximately $3.8 million related to the amortization of the loan discount on $180 million of exchangeable notes, and discontinued capitalization of interest on land held for development, which increases expensed interest by approximately $6.0 million;

•	Corporate expenses of $23.0 million to $24.0 million including $4.7 million in non-cash expense related to equity based compensation awarded in prior years; and

•	Accrual of unpaid preferred dividends will reduce income available to common shareholders and Comparable FFO by approximately $7.7 million per quarter.

Earnings Call

The company will conduct its fourth quarter 2008 conference call for investors and other interested parties on February 27, 2009 at 11:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4214 (toll international: 617-213-4866) with pass code 11119224. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PGB4JXVEX 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 2:00 p.m. ET on February 27, 2009, through 11:59 p.m. ET on March 6, 2009. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 21287915. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the fourth quarter information section.

Portfolio Definitions

North American hotel comparisons for the fourth quarter 2008 are derived from the company’s hotel portfolio at December 31, 2008, consisting of properties in which operations are included in the consolidated results of the company.

European Same Store hotel comparisons for the fourth quarter 2008 are derived from the company’s European owned and leased hotel properties at December 31, 2008, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, the InterContinental Prague and the Renaissance Paris Hotel Le Parc Trocadero.

European Same Store hotel comparisons for the twelve month period are derived from the company’s European owned and leased hotel properties at December 31, 2008, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague but excluding the Renaissance Paris Hotel Le Parc Trocadero, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,347 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Revenues:
Rooms	$117,533	$129,110	$534,342	$507,686
Food and beverage	80,746	93,272	324,829	327,701
Other hotel operating revenue	28,962	30,022	110,364	108,760

	227,241	252,404	969,535	944,147
Lease revenue	1,170	6,076	5,387	23,405

Total revenues	228,411	258,480	974,922	967,552

Operating Costs and Expenses:
Rooms	30,662	31,962	133,299	125,313
Food and beverage	54,925	60,970	225,884	222,016
Other departmental expenses	62,072	63,496	250,772	238,813
Management fees	7,758	9,398	38,265	37,131
Other hotel expenses	15,443	17,352	60,739	65,301
Lease expense	3,926	4,048	17,489	15,700
Depreciation and amortization	32,310	26,997	122,466	103,253
Impairment losses and other charges	265,141	14	361,820	7,372
Corporate expenses	5,472	9,109	27,009	30,179

Total operating costs and expenses	477,709	223,346	1,237,743	845,078

Operating (loss) income	(249,298)	35,134	(262,821)	122,474
Interest expense	(20,872)	(23,889)	(85,578)	(87,246)
Interest income	317	882	1,814	2,715
Loss on early extinguishment of debt	—	—	—	(7,845)
Equity in (losses) earnings of joint ventures	(360)	132	2,810	8,344
Foreign currency exchange loss	(4,896)	(156)	(814)	(3,701)
Other expenses, net	(196)	(716)	(690)	(201)

(Loss) income before income taxes, minority interests, distributions in excess of minority interest capital, (loss) gain on sale of minority interests in hotel properties and discontinued operations	(275,305)	11,387	(345,279)	34,540
Income tax expense	(3,652)	(39)	(10,402)	(9,479)
Minority interest in SHR’s operating partnership	3,578	(188)	4,631	(351)
Minority interest in consolidated affiliates	(983)	(535)	(3,870)	(1,363)
Distributions in excess of minority interest capital	—	—	(2,499)	—

(Loss) income before (loss) gain on sale of minority interests in hotel properties and discontinued operations	(276,362)	10,625	(357,419)	23,347
(Loss) gain on sale of minority interests in hotel properties	—	(134)	(46)	84,658

(Loss) income from continuing operations	(276,362)	10,491	(357,465)	108,005
Income (loss) from discontinued operations, net of tax and minority interests	20	2,655	44,041	(38,847)

Net (loss) income	$(276,342)	$13,146	$(313,424)	$69,158
Preferred shareholder dividends	(7,722)	(7,722)	(30,886)	(30,107)

Net (loss) income available to common shareholders	$(284,064)	$5,424	$(344,310)	$39,051

Basic (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(3.78)	$0.04	$(5.17)	$1.04
Income (loss) from discontinued operations per share	—	0.03	0.59	(0.52)

Net (loss) income available to common shareholders per share	$(3.78)	$0.07	$(4.58)	$0.52

Weighted average common shares outstanding	75,146	74,803	75,140	75,075

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(3.78)	$0.04	$(5.17)	$1.04
Income (loss) from discontinued operations per share	—	0.03	0.59	(0.52)

Net (loss) income available to common shareholders per share	$(3.78)	$0.07	$(4.58)	$0.52

Weighted average common shares outstanding	75,146	75,001	75,140	75,324

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2008	2007
Assets
Investment in hotel properties, net	$2,383,860	$2,427,273
Goodwill	120,329	462,536
Intangible assets, net of accumulated amortization of $3,096 and $3,271	32,277	45,420
Investment in joint ventures	82,122	78,801
Cash and cash equivalents	80,954	111,494
Restricted cash and cash equivalents	37,358	39,161
Accounts receivable, net of allowance for doubtful accounts of $2,203 and $1,965	70,945	82,217
Deferred financing costs, net of accumulated amortization of $6,787 and $4,809	10,668	14,868
Deferred tax assets	38,260	41,790
Other assets	52,687	62,736

Total assets	$2,909,460	$3,366,296

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,301,535	$1,363,855
Exchangeable senior notes, net of discount	179,415	179,235
Bank credit facility	206,000	109,000
Accounts payable and accrued expenses	281,918	266,324
Distributions payable	—	18,179
Deferred tax liabilities	34,236	36,407
Deferred gain on sale of hotels	104,251	114,292

Total liabilities	2,107,355	2,087,292
Minority interests in SHR’s operating partnership	5,330	11,512
Minority interests in consolidated affiliates	27,203	30,653

Shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,410,012 and 74,371,230 common shares issued and outstanding)	744	742
Additional paid-in capital	1,208,221	1,201,503
Accumulated deficit	(703,677)	(304,922)
Accumulated other comprehensive loss	(93,637)	(18,405)

Total shareholders’ equity	769,572	1,236,839

Total liabilities and shareholders’ equity	$2,909,460	$3,366,296

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

	Three Months Ended December 31, 2008
	Actual	Guidance
Results vs. Previous Guidance
North American Total RevPAR growth	(13.0)%	(15.0)% - (13.0)%
North American RevPAR growth	(13.3)%	(14.0)% - (12.0)%
Comparable EBITDA (in millions)	$48.7	$41.9 - 47.9
Comparable FFO per diluted share	$0.17	$0.11 - 0.19
Weighted average diluted shares (in thousands) (a)	76,122

(in thousands, except per share information)

	December 31, 2008
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,410	74,410
Operating partnership units outstanding	976	976
Stock options outstanding	885	885
Restricted stock units outstanding	1,304	1,304

Combined shares, options and units outstanding	77,575	77,575
Common stock price at end of period	$1.68	$1.68

Common equity capitalization	$130,326	$130,326
Preferred equity capitalization	370,236	370,236
Consolidated debt	1,686,950	1,686,950
Pro rata share of unconsolidated debt	282,385	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(80,954)	(80,954)

Total enterprise value	$2,281,878	$2,106,558

Net Debt / Total Enterprise Value	78.1%	76.2%
Preferred Equity / Total Enterprise Value	16.2%	17.6%
Common Equity / Total Enterprise Value	5.7%	6.2%

Dividends Per Share
Common dividends declared (holders of record on March 28, June 30 and September 30, 2008)		$0.24

Preferred Series A dividends declared (holders of record on March 21, June 20, September 19 and December 19, 2008)		$0.53125

Preferred Series B dividends declared (holders of record on March 21, June 20, September 19 and December 19, 2008)		$0.51563

Preferred Series C dividends declared (holders of record on March 21, June 20, September 19 and December 19, 2008)		$0.51563

(a)	The calculation of weighted average diluted shares is consistent with the guidance prescribed by the National Association of Real Estate Investment Trusts.

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On July 2, 2008, we sold the Hyatt Regency Phoenix for net sales proceeds of $89.6 million. On December 28, 2007, we sold the Hyatt Regency New Orleans for net sales proceeds of $28.0 million.

The following is a summary of income (loss) from discontinued operations for the three months and years ended December 31, 2008 and 2007 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Hotel operating revenues	$—	$10,355	$24,275	$40,824

Operating costs and expenses	(221)	5,875	16,043	29,977
Depreciation and amortization	—	686	1,151	2,838
Impairment losses	—	—	—	37,716

Total operating costs and expenses	(221)	6,561	17,194	70,531

Operating income (loss)	221	3,794	7,081	(29,707)

Interest expense	—	—	—	(2,483)
Interest income	—	3	1	1,058
Loss on early extinguishment of debt	—	—	—	(7,294)
Other expenses, net	—	(119)	(257)	(383)
Income tax (expense) benefit	(21)	(968)	300	(524)
(Loss) gain on sale of assets	(180)	—	37,482	—
Minority interests	—	(55)	(566)	486

Income (loss) from discontinued operations	$20	$2,655	$44,041	$(38,847)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Total revenues (100%)	$32,484	$33,409	$150,808	$141,404
Property EBITDA (100%)	$11,148	$11,226	$56,846	$52,926

Equity in earnings of joint venture (SHR 45% ownership)
Property EBITDA	$5,017	$5,052	$25,581	$23,817
Depreciation and amortization	(1,884)	(1,707)	(7,379)	(6,844)
Gain (loss) on sale of assets	—	3	—	(239)
Interest expense	(3,710)	(5,225)	(15,204)	(20,943)
Other expense, net	(1,240)	(99)	(1,378)	(227)
Income taxes	108	175	(284)	(545)

Equity in (losses) earnings of joint venture	$(1,709)	$(1,801)	$1,336	$(4,981)

EBITDA Contribution from investment in Hotel del Coronado
Equity in (losses) earnings of joint venture	$(1,709)	$(1,801)	$1,336	$(4,981)
Depreciation and amortization	1,884	1,707	7,379	6,844
Interest expense	3,710	5,225	15,204	20,943
Income taxes	(108)	(175)	284	545

EBITDA Contribution for investment in Hotel del Coronado	$3,777	$4,956	$24,203	$23,351

FFO Contribution from investment in Hotel del Coronado
Equity in (losses) earnings of joint venture	$(1,709)	$(1,801)	$1,336	$(4,981)
Depreciation and amortization	1,884	1,707	7,379	6,844

FFO Contribution for investment in Hotel del Coronado	$175	$(94)	$8,715	$1,863

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.52%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	2.94%	250 bp	17,523	January 2011 (a)

			627,523

Cash and cash equivalents			43,597

Net Debt			$583,926

(a) Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2006	5.5%	$630,000	January 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	January 2011

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units. During the third quarter of 2007, a potential condominium-hotel project at the Fairmont Chicago was delayed indefinitely due to market conditions. We recorded a charge of $1.2 million related to the costs of this project.

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
North Beach Venture
Hotel condominium sales (100%)	$2,750	$15,405	$2,828	$110,212
Hotel condominium cost of sales (100%)	$(1,912)	$(11,575)	$(2,221)	$(77,223)

SHR’s 45% share
Hotel condominium sales	$1,238	$6,932	$1,273	$49,595
Hotel condominium cost of sales	(860)	(5,209)	(999)	(34,750)
Other income, net	43	136	128	186
Income taxes	317	(775)	325	(6,475)

SHR’s share of net income	$738	$1,084	$727	$8,556

Net income	$738	$1,084	$727	$8,556
Income taxes	(317)	775	(325)	6,475

EBITDA Contribution for investment in North Beach Venture	$421	$1,859	$402	$15,031

FFO Contribution for investment in North Beach Venture	$738	$1,084	$727	$8,556

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
RCPM
SHR’s 31% share
Sales	$1,602	$1,264	$4,914	$3,366

EBITDA Contribution for investment in RCPM	$691	$455	$1,545	$528

FFO Contribution for investment in RCPM	$460	$281	$987	$232

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Other Residential Activity	$—	$—	$—	$(1,184)

SHR’s share of total residential activity:
Sales	$2,840	$8,196	$6,187	$52,961

EBITDA	$1,112	$2,314	$1,947	$14,375

FFO	$1,198	$1,365	$1,714	$7,604

Leasehold Information

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Paris Marriott Champs Elysees:
Property EBITDA	$3,874	$4,250	$21,248	$18,679

Revenue (a)	$3,874	$4,701	$21,248	$18,287

Lease Expense	(2,831)	(2,897)	(12,536)	(11,145)
Less: Deferred Gain on Sale Leaseback	(1,091)	(1,215)	(4,933)	(4,613)

Adjusted Lease Expense	(3,922)	(4,112)	(17,469)	(15,758)

EBITDA Contribution from Leasehold	$(48)	$589	$3,779	$2,529

Marriott Hamburg:
Property EBITDA	$1,406	$1,556	$6,247	$5,806

Revenue (a)	$1,170	$1,375	$5,387	$5,118

Lease Expense	(1,095)	(1,151)	(4,953)	(4,555)
Less: Deferred Gain on Sale Leaseback	(50)	(104)	(228)	(234)

Adjusted Lease Expense	(1,145)	(1,255)	(5,181)	(4,789)

EBITDA Contribution from Leasehold	$25	$120	$206	$329

Total Leaseholds:
Property EBITDA	$5,280	$5,806	$27,495	$24,485

Revenue (a)	$5,044	$6,076	$26,635	$23,405

Lease Expense	(3,926)	(4,048)	(17,489)	(15,700)
Less: Deferred Gain on Sale Leaseback	(1,141)	(1,319)	(5,161)	(4,847)

Adjusted Lease Expense	(5,067)	(5,367)	(22,650)	(20,547)

EBITDA Contribution from Leasehold	$(23)	$709	$3,985	$2,858

	December 31,
	2008	2007
Security Deposits (b):
Paris Marriott Champs Elysees	$15,507	$14,509
Marriott Hamburg	6,984	7,299

Total	$22,491	$21,808

(a)	Effective January 1, 2008, the operating results for the Paris Marriott Champs Elysees were consolidated in our financial statements. For the three months and year ended December 31, 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three months and year ended December 31, 2007, Revenue for the Paris Marriott Champs Elysees represents lease revenue. For the three months and years ended December 31, 2008 and 2007, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss) available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net (loss) income available to common shareholders	$(284,064)	$5,424	$(344,310)	$39,051
Depreciation and amortization—continuing operations	32,310	26,997	122,466	103,253
Depreciation and amortization—discontinued operations	—	686	1,151	2,838
Interest expense—continuing operations	20,872	23,889	85,578	87,246
Interest expense—discontinued operations	—	—	—	2,483
Income taxes—continuing operations	3,652	39	10,402	9,479
Income taxes—discontinued operations	21	968	(300)	524
Minority interests	(3,578)	243	(4,065)	(135)
Adjustments from consolidated affiliates	(2,096)	(2,367)	(8,354)	(5,063)
Adjustments from unconsolidated affiliates	5,276	7,155	22,985	30,603
Preferred shareholder dividends	7,722	7,722	30,886	30,107

EBITDA	(219,885)	70,756	(83,561)	300,386
Realized portion of deferred gain on sale leasebacks	(1,141)	(1,319)	(5,161)	(4,847)

Adjusted EBITDA	(221,026)	69,437	(88,722)	295,539

Gain on sale of assets—continuing operations	(4)	(18)	(151)	(18)
Loss (gain) on sale of assets—discontinued operations	180	—	(37,482)	—
Loss (gain) on sale of minority interests in hotel properties	—	134	46	(84,658)
(Gain) loss on sale of assets—unconsolidated affiliates	—	(4)	—	239
Impairment losses—discontinued operations	—	—	—	37,716
Impairment losses and other charges—continuing operations	265,141	14	361,820	7,372
Foreign currency exchange loss (a)	4,896	156	814	3,701
Hyatt Regency La Jolla minority interest (b)	(530)	(1,127)	(4,593)	(1,127)
Distributions in excess of minority interest capital	—	—	2,499	—
Termination costs—discontinued operations (c)	—	—	—	(400)
Planning costs—New Orleans Jazz District	—	—	—	227
Loss on early extinguishment of debt—continuing operations	—	—	—	7,845
Loss on early extinguishment of debt—discontinued operations	—	—	—	7,294

Comparable EBITDA	$48,657	$68,592	$234,231	$273,730

(a)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net (loss) income available to common shareholders under GAAP accounting rules.
(c)	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net (loss) income available to common shareholders	$(284,064)	$5,424	$(344,310)	$39,051
Depreciation and amortization—continuing operations	32,310	26,997	122,466	103,253
Depreciation and amortization—discontinued operations	—	686	1,151	2,838
Corporate depreciation	(305)	(265)	(1,201)	(265)
Gain on sale of assets—continuing operations	(4)	(18)	(151)	(18)
Loss (gain) on sale of assets—discontinued operations	180	—	(37,482)	—
Loss (gain) on sale of minority interests in hotel properties	—	134	46	(84,658)
Realized portion of deferred gain on sale leasebacks	(1,141)	(1,319)	(5,161)	(4,847)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	333	379	1,530	1,439
Minority interests adjustments	(437)	(379)	(1,677)	(1,449)
Adjustments from consolidated affiliates	(1,372)	(1,342)	(5,376)	(2,797)
Adjustments from unconsolidated affiliates	1,884	1,703	7,379	7,083

FFO	(252,616)	32,000	(262,786)	59,630
Convertible minority interests	(3,141)	622	(2,388)	1,314

FFO—Fully Diluted	(255,757)	32,622	(265,174)	60,944
Impairment losses—discontinued operations	—	—	—	37,716
Impairment losses and other charges—continuing operations	265,141	14	361,820	7,372
Foreign currency exchange loss, net of tax (a)	3,556	569	439	4,062
Hyatt Regency La Jolla minority interest (b)	(61)	(329)	(2,620)	(329)
Distributions in excess of minority interest capital	—	—	2,499	—
Termination costs, net of tax—discontinued operations (c)	—	—	—	(244)
Planning costs, net of tax—New Orleans Jazz District	—	—	—	166
Loss on early extinguishment of debt—continuing operations	—	—	—	7,845
Loss on early extinguishment of debt—discontinued operations	—	—	—	7,294

Comparable FFO	$12,879	$32,876	$96,964	$124,826

Comparable FFO per diluted share	$0.17	$0.43	$1.27	$1.64

Weighted average diluted shares	76,122	75,977	76,192	76,300

(a)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net (loss) income available to common shareholders under GAAP accounting rules.
(c)	Termination costs, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)
Punta Mita land parcel promissory note	N/A	N/A		$16,527	August 2009
Bank credit facility	1.69%	125 bp		206,000	March 2011
Westin St. Francis	1.14%	70 bp		220,000	August 2011
Fairmont Scottsdale Princess	1.00%	56 bp		180,000	September 2011
InterContinental Chicago	1.50%	106 bp		121,000	October 2011
InterContinental Miami	1.17%	73 bp		90,000	October 2011
InterContinental Prague (c)	4.09%	120 bp	(c)	145,277	March 2012
Loews Santa Monica Beach Hotel	1.07%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	1.11%	67 bp		76,500	March 2012
Exchangeable senior notes	3.50%	Fixed		179,415	April 2012
Fairmont Chicago	1.14%	70 bp		123,750	April 2012
Hyatt Regency La Jolla	1.44%	100 bp		97,500	September 2012
Marriott London Grosvenor Square (d)	3.87%	110 bp	(d)	112,731	October 2013

				$1,686,950

(a)	Spread over LIBOR (0.44% at December 31, 2008).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of €104,000,000 at December 31, 2008. Spread over three-month EURIBOR (2.89% at December 31, 2008).
(d)	Principal balance of £77,250,000 at December 31, 2008. Spread over three-month GBP LIBOR (2.77% at December 31, 2008).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.34%	100,000	August 2011
August 2006	5.42%	100,000	August 2013
September 2006	5.08%	100,000	February 2011
September 2006	5.10%	100,000	December 2010
September 2006	5.09%	100,000	September 2009
March 2007	4.81%	100,000	December 2009
March 2007	4.84%	100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At December 31, 2008, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2009	$16,527
2010	7,364
2011	824,364
2012	734,982
2013	103,713
Thereafter	—

Total	$1,686,950

Percent of fixed rate debt including U.S. and European swaps	84.7%
Weighted average interest rate including U.S. and European swaps	4.87%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.20

Under Construction and Completed Capital Projects

(images of completed projects available on the Company’s website)

Hotel	Project Description	Completed
Fairmont Chicago	ENO, wine tasting room *	Q2 08
	Lobby renovation	Q2 08
	Guest room renovation	Q2 08
	Spa and fitness center	Q1 08
	Gold lounge	Q4 06
	Sushi bar	Q4 06

Fairmont Scottsdale Princess	Main building guest room renovation	Q4 08
	Michael Mina operated Bourbon Steak Restaurant	Q1 08
	Midnight Oil operated Stone Rose Bar	Q1 08
	Gold room renovation	Q1 08
	GM house conversion - 1 room addition	Q1 08

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Lobby bar	Q1 08
	Oasis room and river pool - 23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite - 5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite - 5 room addition	Q1 06

Four Seasons Washington, D.C.	Lobby renovation	Q1 09
	Michael Mina operated Bourbon Steak Restaurant	Q1 09
	Presidential suite renovation	Q1 09
	11 room expansion	Q1 09

Hotel del Coronado	Retail reconfiguration / renovation	Q2 08
	ENO, wine tasting room *	Q1 08
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Beach Village - 78 room addition	Q2 07
	Spa & fitness center / beach club	Q1 07

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Spa and fitness center	Q3 08
	Starbucks	Q3 06

InterContinental Prague	Partial guest room renovation	Q2 07

Loews Santa Monica	Partial guest room renovation	Q4 08
	Restaurant renovation	Q4 04

Marriott London Grosvenor Square	Basement reorganization	Q4 08
	Gordon Ramsay operated Maze Grill Restaurant	Q2 08
	Concierge lounge	Q2 08
	Guest room renovation	Q1 08

Renaissance Paris Hotel Le Parc Trocadero	Renaissance brand conversion	Q1 08

Ritz-Carlton Half Moon Bay	ENO, wine tasting room expansion*	Q3 08
	Restaurant and lounge renovation	Q3 08
	Suite renovation	Q1 08
	Outdoor patios / guest room fireplaces	Q3 06
	Ocean terrace addition	Q2 06
	Restaurant expansion	Q4 05
	ENO, wine tasting room*	Q3 05
	Retail expansion	Q3 05

Ritz-Carlton Laguna Niguel	Meeting space renovation	Q4 07
	Suite renovation / conversion - 3 room addition	Q2 07
	ENO, wine tasting room *	Q1 07

Westin St. Francis	Guest room and corridor renovation	In Construction
	Lobby bar	Q3 08

*	Strategic’s branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Renaissance Paris Hotel Le Parc Trocadero results for the years ended December 31, 2008 and 2007, (iii) exclusion of Hyatt Regency Phoenix and Hyatt Regency New Orleans as these properties’ results of operations were reclassified to discontinued operations for the three months and years ended December 31, 2008 and 2007 and (iv) presentation of the hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2008)

11 Properties

5,982 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$234.61	$242.46	-3.2%		$244.17	$240.57	1.5%
Average Occupancy	65.6%	73.2%	(7.6	) pts	71.8%	76.1%	(4.3	) pts
RevPAR	$153.94	$177.51	-13.3%		$175.24	$183.01	-4.2%
Total RevPAR	$310.83	$356.98	-12.9%		$335.35	$350.78	-4.4%
Property EBITDA Margin	20.7%	25.5%	(4.8	) pts	23.2%	25.2%	(2.0	) pts

Mexican Hotels (as of December 31, 2008)

2 Properties

413 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$472.50	$485.68	-2.7%		$491.52	$466.85	5.3%
Average Occupancy	64.5%	72.6%	(8.1	) pts	69.2%	71.5%	(2.3	) pts
RevPAR	$304.87	$352.55	-13.5%		$339.95	$333.64	1.9%
Total RevPAR	$552.27	$638.11	-13.5%		$600.06	$578.20	3.8%
Property EBITDA Margin	34.5%	35.7%	(1.2	) pts	35.9%	35.5%	0.4	pts

North American Hotels (as of December 31, 2008)

13 Properties

6,395 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$249.47	$257.84	-3.2%		$259.59	$254.15	2.1%
Average Occupancy	65.5%	73.2%	(7.7	) pts	71.6%	75.8%	(4.2	) pts
RevPAR	$163.52	$188.67	-13.3%		$185.87	$192.59	-3.5%
Total RevPAR	$326.15	$374.90	-13.0%		$352.43	$365.25	-3.5%
Property EBITDA Margin	22.2%	26.6%	(4.4	) pts	24.6%	26.2%	(1.6	) pts

European Same Store Hotels (as of December 31, 2008)

5 Properties (three month period) 4 Properties (year end period)

1,195 Rooms (three month period) 1,079 Rooms (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$289.26	$344.60	-16.1%		$346.43	$327.39	5.8%
Average Occupancy	73.2%	79.1%	(5.9	) pts	76.6%	81.7%	(5.1	) pts
RevPAR	$211.70	$272.61	-22.3%		$265.37	$267.37	-0.7%
Total RevPAR	$340.50	$422.71	-19.4%		$379.35	$384.02	-1.2%
Property EBITDA Margin	39.0%	36.6%	2.4	pts	39.3%	39.4%	(0.1	) pts